Exhibit 99.1

Orchid Island Capital Announces September 2013 Monthly Dividend and
August 30, 2013 MBS Portfolio Characteristics

•	September 2013 Monthly Dividend of $0.135 per Share

•	MBS Portfolio Characteristics as of August 30, 2013

VERO BEACH, Fla., Sept. 10, 2013 (GLOBE NEWSWIRE) -- Orchid Island Capital, Inc. (the "Company") (NYSE MKT:ORC) announced that today the Board of Directors declared a monthly cash dividend for the month of September 2013. The dividend of $0.135 per share will be paid September 30, 2013, to holders of record on September 25, 2013, with an ex-dividend date of September 23, 2013.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust ("REIT") the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that certain percentages of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

MBS Portfolio Characteristics

Details of the MBS portfolio as of Friday, August 30, 2013 are presented below. These figures are preliminary and subject to change. The information contained herein is an intra-quarter update created by the Company based upon information that the Company believes is accurate.

•	MBS Assets by Agency

•	Investment Company Act of 1940 Whole Pool Test Results

•	Repurchase agreement exposure by counter-party

•	MBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. intends to elect to be taxed as a real estate investment trust for federal income tax purposes.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward looking statements are based upon Orchid Island Capital, Inc.'s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward looking statements. For further discussion of the factors that could affect outcomes, please refer to the "Risk Factors" section of the Company's Form 10-K for the year ended December 31, 2012.

MBS Valuation Characteristics
(in thousands of $s)
					Weighted	Realized Aug 2013
Asset Category	Current	Fair	Current	Percentage of	Average	CPR
	Face	Value	Price	Portfolio	Coupon	(Reported in Sep)
As of August 30, 2013
Adjustable Rate MBS	5,703	6,170	108.18	1.86%	4.23%	0.10%
10-1 Hybrid Rate MBS	121,667	120,004	98.63	36.22%	2.56%	6.73%
Total Hybrid Adjustable Rate MBS	121,667	120,004	98.63	36.22%	2.56%	6.73%
15 Year Fixed Rate MBS	37,896	38,859	102.54	11.73%	3.00%	4.00%
20 Year Fixed Rate MBS	31,294	31,983	102.20	9.65%	3.50%	0.25%
30 Year Fixed Rate MBS	115,503	114,369	99.02	34.52%	3.39%	3.73%
Total Fixed Rate MBS	184,693	185,211	100.28	55.90%	3.33%	3.20%
Total Mortgage-backed Pass-through MBS	312,063	311,385	99.78	93.98%	3.05%	4.52%
Interest-Only Securities	132,486	18,249	13.77	5.51%	4.28%	22.50%
Inverse Interest-Only Securities	18,144	1,677	9.24	0.51%	6.17%	47.12%
Structured MBS	150,630	19,926	13.23	6.02%	4.44%	25.46%
Total Mortgage Assets	462,693	331,311		100.00%	3.13%	11.34%

MBS Assets by Agency
(in thousands of $s)
	Fair	Percentage of
As of August 30, 2013	Value	Portfolio
Fannie Mae	211,450	63.8%
Freddie Mac	97,303	29.4%
Ginnie Mae	22,558	6.8%
Total Portfolio	331,311	100%

Investment Company Act of 1940 (Whole Pool) Test
(in thousands of $s)
	Fair	Percentage of
As of August 30, 2013	Value	Portfolio
Whole Pool Assets	275,813	83.2%
Non Whole Pool Assets	55,498	16.8%
Total Portfolio	331,311	100%

Repurchase Agreement Exposure By Counterparty
(in thousands of $s)
			Weighted
	Total	% Of Total	Average	Longest
As of August 30, 2013	Borrowings	Debt	Maturity in	Maturity
			Days
Cantor Fitzgerald & Co	4,608	1.55%	19	9/18/2013
Citigroup Global Markets Inc	121,363	40.70%	28	10/8/2013
CRT Capital Group, LLC	31,441	10.54%	28	9/27/2013
KGS-Alpha Capital Markets, L.P	4,777	1.60%	4	9/3/2013
Mizuho Securities USA, Inc	25,075	8.41%	51	11/6/2013
Pierpont Securities, LLC	10,684	3.58%	28	9/27/2013
The PrinceRidge Group, LLC	25,988	8.71%	26	9/25/2013
South Street Securities, LLC	49,619	16.64%	15	9/23/2013
Suntrust Robinson Humphry, Inc	24,672	8.27%	17	9/16/2013
Total Borrowings	298,227	100%	26	11/6/2013

MBS Risk Measures
(in thousands of $s)
		Weighted
		Average Months	Weighted	Weighted		Modeled
	Fair	To Next Coupon	Average Lifetime	Average Periodic	Modeled Interest	Interest Rate
Asset Category	Value	Reset	Cap	Cap Per Year	Rate Sensitivity	Sensitivity +50
		(if applicable)	(if applicable)	(if applicable)	-50 BPS*	BPS*
As of August 30, 2013
Adjustable Rate MBS	6,170	5	10.05%	2.00%	37	(52)
Total Hybrid Adjustable Rate MBS	120,004	113	7.56%	2.00%	2,924	(3,358)
Total Fixed Rate MBS	185,211	n/a	n/a	n/a	5,557	(5,884)
Total Mortgage-backed Pass-through MBS	311,385	n/a	n/a	n/a	8,518	(9,294)
Interest-Only Securities	18,249	n/a	n/a	n/a	(1,321)	828
Inverse Interest-Only Securities	1,677	1	6.35%	n/a	(113)	30
Structured MBS	19,926	n/a	n/a	n/a	(1,434)	858
Total Mortgage Assets	331,311	n/a	n/a	n/a	7,084	(8,436)

						Modeled
	Notional	Hedge Period			Modeled Interest	Interest Rate
(in thousands of $s)	Balance	End Date			Rate Sensitivity	Sensitivity +50
					-50 BPS*	BPS*
Funding Hedge	250,000	Sep-18			(5,332)	6,563
Grand Total					1,752	(1,873)
* Modeled results from Citigroup Global Markets, Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR OAS.
* These results are for illustrative purposes only and actual results may differ materially.

Contact:
Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400